UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 28, 2014

Belden Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 North Brentwood Boulevard, 15th Floor

St. Louis, Missouri 63105

(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 5.07.	Submission of Matters to a Vote of Security Holders.
Item 9.01.	Financial Statements and Exhibits.
SIGNATURES

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Effective May 28, 2014, the Board of Directors (the “Board”) of Belden Inc. (the “Company”) amended Section 2 of Article III of the Company’s Third Amended and Restated Bylaws to provide for a board of nine members. The revised language of Article III, Section 2 is included in Exhibit 3.1 hereof.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 28, 2014, the Company held its regular Annual Meeting of Stockholders. The stockholders considered three proposals. The results of the voting were as follows:

Proposal 1: Election of Nine Directors for a One-Year Term.

	Shares Voted For	Shares Withheld
David Aldrich	40,106,234	470,552
Lance C. Balk	39,498,879	1,077,907
Steven W. Berglund	40,448,501	128,285
Judy L. Brown	39,884,217	692,569
Bryan C. Cressey	39,417,582	1,159,204
Glenn Kalnasy	39,535,887	1,040,899
George Minnich	39,868,634	708,152
John M. Monter	39,939,996	636,790
John S. Stroup	39,862,109	714,677

Proposal 2: Ratification of Ernst & Young as Independent Registered Public Accountant.

For	Against	Abstain
40,612,097	1,426,647	45,216

Proposal 3: Advisory Vote on Executive Compensation.

For	Against	Abstain	Broker Non-Votes
40,366,250	109,371	101,165	1,507,174

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amendment to Third Amended and Restated Bylaws of Belden Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.

Date: May 29, 2014	By:	/s/ Kevin L. Bloomfield
Kevin L. Bloomfield Senior Vice President, Secretary and General Counsel

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